EXHIBIT 2

EVENT SCHEDULE

CAMELOT ENTERTAINMENT GROUP, INC.
8001 Irvine Center Drive, Suite 400
Irvine, CA  92618

ANNUAL MEETING OF STOCKHOLDERS
EVENT SCHEDULE
To Be Held on December 12 - 14, 2010

Sunday, December 12, 2010
6 p.m.

Camelot Entertainment Group, Inc. Annual Stockholders Meeting Welcome Reception
Mandalay Bay Resort and Casino
3950 Las Vegas Boulevard
Las Vegas, Nevada 89119

8 p.m.
Camelot Distribution Group Presents a Special Sneak Preview of An Upcoming Camelot Film
Orleans Hotel and Casino
4500 W Tropicana Ave
Las Vegas, Nevada 89103
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Monday, December 13, 2010
10 a.m.

Camelot Entertainment Group, Inc. Opening Session
Mandalay Bay Resort and Casino
Jasmine Ballroom

11 a.m.
Camelot Film Group Presents A Panel Discussion on Film Production
Mandalay Bay Resort and Casino
Jasmine Ballroom

1 p.m.
Camelot Distribution Group Presents A Panel Discussion on Film Distribution
Mandalay Bay Resort and Casino
Jasmine Ballroom

2 p.m.
2010 Annual Stockholders Meeting
Mandalay Bay Resort and Casino
Jasmine Ballroom

3 p.m.
Camelot Entertainment Group Presents A Panel Discussion on Stockholder Relations
Mandalay Bay Resort and Casino
Jasmine Ballroom

4 p.m.
Camelot Entertainment Group Management Q & A Session
Mandalay Bay Resort and Casino
Jasmine Ballroom

7 p.m.
Camelot Entertainment Group, Inc. Annual Stockholders Dinner and Show
Mandalay Bay Resort and Casino
_______________

Tuesday, December 14, 2010
10 a.m.
Camelot Entertainment Group Employee Retreat

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